beamz interactive, inc.

Bridge LOAN AGREEMENT

This Bridge Loan Agreement (this “Agreement”), dated as of January 3, 2012, is by and among the parties executing this Agreement as Investors on the signature pages hereto (each, an “Investor,” and collectively, the “Investors”), and Beamz Interactive, Inc., a Delaware corporation (the “Company”).  Investors and the Company are sometimes referred to herein collectively as the “Parties” and each individually as a “Party”.

RECITALS:

A.           The Company wishes to issue up to $500,000 in principal amount of Notes (as defined below), together with Warrants (as defined below), to Investors on the terms and conditions set forth below; and

B.           Investors, severally and not jointly, wish to purchase the Notes and receive the Warrants from the Company upon the terms and conditions set forth in this Agreement.

AGREEMENT:

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and agreed, and intending to be legally bound, the Parties agree as follows:

ARTICLE 1

INTERPRETATIONS

1.1           Definitions.  Terms used herein but not otherwise defined shall have the meanings ascribed thereto in Exhibit A attached hereto.

ARTICLE 2

PURCHASE AND SALE OF SECURITIES

2.1           Purchase and Sale of Notes.

(a)          The Company hereby agrees to borrow, and Investors hereby severally, and not jointly, agree to loan to the Company, the principal amounts (each a “Loan” and collectively the “Loans”) set forth under the heading “Principal Amount of Loan” on Exhibit B attached hereto.

1

(b)          Each Loan shall be separately evidenced by and subject to the provisions of a Bridge Promissory Note, substantially in the form attached hereto as Exhibit C (each a “Note,” and collectively, the “Notes”) to be executed by the Company and delivered to each Investor in respect of such Investor’s applicable Loan amount on the applicable Closing Date (as defined below).  Promptly upon his/its receipt of the applicable executed Note, and subject to the terms and conditions of this Agreement, each Investor shall deliver his/its applicable Loan amount to the Company by check or electronic transfer of immediately available funds to such account as the Company shall specify in writing to such Investor.

(c)          Notwithstanding the separate payment obligations of the Company to each Investor under this Agreement and each Note, the Parties agree that all payments made by the Company hereunder and under the Notes shall be made pro rata among the Investors, without any preference to any Investor, whether such payments are made before or following an Event of Default (as defined in the Notes).  In such regard, if and to the extent the Company fails to pay the full amount due and owing to Investors hereunder and under the Notes, the aggregate amount (if any) actually paid to Investors shall be divided among them pro rata in relation to the original principal amounts of their respective Loans.  To the extent the Company gives any payment-related preference to any Investor in violation of this Section 2.1(c), such Investor shall, upon being made aware of such payment preference, forward the applicable portion of such payment to each other Investor to correct such violation by the Company.  In such event, the records of the Company and Investors shall be adjusted to reflect such redistributed payments.

(d)          The occurrence of any Event of Default under the Notes shall constitute an “Event of Default” under this Agreement.  Upon the occurrence of an Event of Default, each Investor may, at its option, accelerate and make immediately payable all sums of principal and interest outstanding and unpaid under its Loan, without demand, presentment or notice, all of which are hereby expressly waived by the Company.

(e)          Upon the occurrence and during the continuation of an Event of Default, each Investor may, at its sole election, without notice of such election and without demand, exercise any one or more of the rights or remedies available to Investors at law or in equity.

2.2           Warrants.  The Company hereby agrees to issue to each Investor a warrant to purchase one share (as appropriately adjusted for any stock split, stock dividends, recapitalizations and the like) of common stock, par value $0.001 per share, of the Company (the “Common Stock”) for each two dollars of principal amount of Notes purchased by such Investor, which warrants will be in substantially the form of Exhibit D attached hereto (the “Warrants”).

2.3           Closing.

(a)          The Parties shall hold an initial closing hereunder (the “Initial Closing”) on January 2, 2012 (the “Initial Closing Date”).

2

(b)          The Company may hold additional closings after the Initial Closing; provided, however, that no additional closings may be held after September 30, 2012.  Any such additional closings are each hereinafter referred to as an “Additional Closing” and shall occur on one or more dates each hereinafter referred to as an “Additional Closing Date”.  Each Loan made pursuant to an Additional Closing, and the rights and obligations of each Investor making a Loan to the Company at such Additional Closing, shall be subject to the same terms and conditions of each of the Loans made at the Initial Closing.  Each Investor at each Additional Closing shall join in this Agreement by executing a counterpart signature page hereto and Exhibit B shall be amended accordingly.  The Initial Closing and each Additional Closing are each sometimes hereinafter referred to as a “Closing,” and the Initial Closing Date and each Additional Closing Date are each sometimes hereinafter referred to as a “Closing Date”.

2.4           Conversion Option.  Upon the initial closing of the Permanent Financing (the “Initial Permanent Financing Closing”), each Note holder will be given written notice thereof (the “Closing Notice”), and effective as of the date of the Initial Permanent Financing Closing, each Note holder shall have the option, for a period of five (5) Business Days following the date of delivery of the Closing Notice, to convert any or all of the principal balance of, and accrued but unpaid interest on, such Investor’s Note into securities offered in the Permanent Financing at a 10% discount to the terms as offered in the Permanent Financing; it being agreed and understood that, as a condition to receiving the new securities in the Permanent Financing, such converting Investor must deliver to the Company the original Note being converted, which will be marked “canceled” by the Company (and in the event of a partial conversion, the Company shall deliver to such converting Investor a Note in the amount of the non-converted portion thereof).

2.5           Failure To Raise Permanent Financing: If the Company does not raise $3 million or more when the initial term of the loan expires, the loan will automatically be extended to the sooner of an addition 2 years or when such funds are raised. In this event an additional 50% warrant coverage will be provided on the same terms and conditions as the initial warrant.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to each Investor as of the date hereof as follows:

3.1           Organization, Qualification, and Corporate Power.  The Company is a duly organized and validly existing corporation and is in good standing under the laws of the state of Delaware and has all requisite corporate power and corporate authority for the ownership and operation of its properties and for the carrying on of its business as now conducted and as now proposed to be conducted.  The Company is duly qualified and is in good standing as a foreign corporation and authorized to do business in all jurisdictions wherein the character of the property owned or leased, or the nature of the activities conducted by it, makes such qualification or authorization necessary, except where the failure to so qualify or be so authorized would not have a material adverse effect on the Company’s business, assets (including intangible assets), liabilities, property, financial condition, or results of operations (a “Material Adverse Effect”).  The Company has all requisite corporate power and corporate authority to: (i) execute and deliver the Transaction Documents; (ii) perform all its obligations hereunder and thereunder; and (iii) issue, sell, and deliver the Notes and the Warrants, and upon exercise of the Warrants, to issue the shares of Common Stock underlying the Warrants (the “Underlying Shares”).

3

3.2           Authorization of Agreements.

(a)          The execution and delivery by the Company of the Transaction Documents, the performance by the Company of its obligations hereunder and thereunder, the issuance, sale, and delivery of the Notes and the Warrants have been authorized by all requisite corporate action and will not (i) violate (A) any provision of any applicable law, or any order of any court or other agency of government applicable to the Company, (B) the Certificate, (C) the Bylaws of the Company (the “Bylaws”), or (D) any provision of any mortgage, lease, indenture, agreement, or other instrument to which the Company or any of its properties or assets is bound, or (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement, or other instrument, or result in the creation or imposition of any lien, charge, or encumbrance of any nature whatsoever upon any of the properties or assets of the Company, except in the case of clauses (i)(D) and (ii), where such violation, conflict, breach, default, or lien would not have a Material Adverse Effect.

(b)          The Underlying Shares have been duly reserved for issuance and, when so issued, will be duly authorized, validly issued, fully paid, and nonassessable shares with no personal liability attaching to the ownership thereof and will be free and clear of all liens, charges, and encumbrances of any nature whatsoever, except for restrictions on transfer under applicable federal and state securities laws.  Neither the issuance, sale, nor delivery of the Underlying Shares is subject to any preemptive rights of stockholders of the Company, or to any right of first refusal or other right in favor of any Person (as hereinafter defined).

3.3           Validity.  Each Transaction Document, when executed and delivered in accordance with this Agreement, will constitute the legal, valid, and binding obligation of the Company, enforceable in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

3.4           Governmental Approvals.  No authorization, consent, approval, license, filing, or registration with any court or governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign, is or will be necessary for the valid execution, delivery, and performance by the Company of the Transaction Documents, and the issuance, sale and delivery of the Securities, other than filings pursuant to federal and state securities laws (all of which filings have been made or will be made by the Company) in connection herewith.

3.5           Disclosure.  The Company has provided and made available to the Investors all the information reasonably available to the Company that the Investors have requested for deciding whether to issue the Securities, including all information the Company believes is reasonably necessary to make an investment decision with respect to the issuance of the Securities.  To the Company’s knowledge, no representation or warranty of the Company contained in this Agreement, as qualified by the Disclosure Schedules, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

4

3.6           Offering of the Securities.  Neither the Company nor any Person acting on its behalf has taken or will take any other action (including, without limitation, any offer, issuance, or sale of any security of the Company under circumstances which might require the integration of such security with the Securities under the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder), in either case so as to subject the offering, issuance, or sale of the Securities to the registration provisions of the Securities Act.

3.7           No Brokers or Finders.  No person has or will have, as a result of the transactions contemplated by this Agreement, any right, interest, or valid claim against or upon the Company for any commission, fee, or other compensation as a finder or broker arising out of the transactions contemplated by this Agreement.

3.8           Offering Valid.  Assuming the accuracy of the representations and warranties of the Investors contained in Article 4 below, the offer, sale, and issuance of the Securities will be exempt from the registration requirements of the Securities Act, and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit, or qualification requirements of all applicable state securities laws.  Neither the Company nor any agent on its behalf has solicited or will solicit any offers to sell or has offered to sell or will offer to sell all or any part of the Securities to any person or persons so as to bring the sale of such Securities by the Company within the registration provisions of the Securities Act or any state securities laws.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF THE INVESTORS

Each Investor, severally, and not jointly, represents and warrants to the Company that, as of the date of the Initial Closing at which such Investor is making a Loan:

(a)          such Investor is an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act and, if such Investor is not an individual Person, either (i) it was not organized for the specific purpose of acquiring the Securities it is acquiring, or (ii) each Person who has invested in such Investor is an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act;

(b)          such Investor has sufficient knowledge and experience in investing in companies similar to the Company in terms of the Company’s stage of development so as to be able to evaluate the risks and merits of such Investor’s investment in the Company and such Investor is able financially to bear the risks thereof;

(c)          the Securities being acquired by such Investor are being acquired for such Investor’s own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof;

5

(d)          such Investor understands that (i) the Securities have not been registered under the Securities Act by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof or Rule 505 or 506 promulgated under the Securities Act, (ii) the Securities must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration, (iii) the Securities will bear a legend to such effect, and (iv) the Company will make a notation on its transfer books to such effect;

(e)          such Investor believes that he, she, or it has received all the information that such Investor considers necessary or appropriate for deciding whether to acquire the Securities it is acquiring hereunder, and that such Investor has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities and the business, properties, prospects, and financial condition of the Company and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to such Investor or to which such Investor had access; provided, however, that the foregoing does not limit or modify the representations and warranties of the Company in Article 3 of this Agreement or the right of the Investors to rely thereon;

(f)          in determining to acquire the Securities being acquired by such Investor hereunder, such Investor has relied solely upon the advice of such Investor’s legal counsel and accountants or other financial advisors with respect to the financial, tax, and other considerations relating to the acquisition of such Securities;

(g)          no person has or will have, as a result of the transactions contemplated by this Agreement, any right, interest, or valid claim against or upon such Investor or the Company for any commission, fee, or other compensation as a finder or broker because of any act or omission of such Investor or any agent for such Investor;

(h)          such Investor has full power and authority to enter into and to perform this Agreement in accordance with its terms;

(i)          the execution and delivery of, and performance of the transactions contemplated by, this Agreement or the other Transaction Documents is not in conflict with or will not result in any material breach of any terms, conditions, or provisions of, or constitute a material default under, such Investor’s corporate charter, limited partnership agreement, or other organizational document, as applicable, or any indenture, lease, agreement, order, judgment, or other instrument to which such Investor is a party; and

(j)          no Investor nor the respective controlling persons, officers, directors, partners, agents, or employees of any Investor shall be liable to any other Investor for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the execution of the Transaction Documents and the purchase of the Securities.

6

ARTICLE 5

CLOSING CONDITIONS

5.1           Conditions of Investors.  The obligations of Investors to make the Loans are subject to the fulfillment, to the satisfaction of Investors, of each of the following conditions on or before the Closing Date applicable to each Investor:

(a)          The Company shall have executed and delivered to Investors the Transaction Documents;

(b)          The representations and warranties contained in Article 3 shall be true, complete, and correct on and as of such Closing Date;

(c)          The Company shall have performed and complied in all material respects with all agreements contained herein required to be performed or complied with by it prior to or at such Closing Date, as appropriate;

(d)          The Investors shall have received a certificate from the Chief Executive Officer or President of the Company certifying that the conditions specified in subsection (b) and (c) above have been fulfilled;

(e)          All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Securities pursuant to this Agreement shall be obtained and effective as of such Closing Date;

(f)          The Transaction Documents, and the transactions contemplated thereby, shall have been approved by the Board of Directors.

5.2           Conditions of the Company.  The obligation of the Company to consummate the Transactions contemplated herein is, at the option of the Company, subject to the satisfaction, on or before each Closing Date, of the following conditions:

(a)          The representations and warranties contained in Article 4 above shall be true, complete, and correct on and as of such Closing Date with the same effect as though such representations and warranties had been made on and as of such date.

(b)          Each Investor shall have delivered to the Company such Investor’s Principal Amount of Loan as set forth opposite such Investor’s name in Exhibit B attached hereto.

(c)          No action or proceeding before any court or any other governmental agency shall have been instituted or threatened to restrain or prohibit the transactions contemplated herein.

7

ARTICLE 6

MISCELLANEOUS

6.1           Expenses and Attorney’s Fees.  If suit is brought to enforce any provision of this Agreement, the prevailing Party shall be entitled to recover its reasonable attorneys’ fees and court costs in addition to any other remedy or recovery awarded by the court.  Furthermore, irrespective of whether the Initial Closing or any Additional Closing is effected, the Company shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery, and performance of this Agreement.

6.2           Survival.  All representations, warranties, and covenants made herein or in any agreement, certificate, or instrument delivered to the Investors pursuant to or in connection with this Agreement shall survive the execution and delivery of the Transaction Documents, the issuance, sale, and delivery of the Notes, and the issuance and delivery of the Warrants.

6.3           Parties in Interest.  This Agreement shall bind and inure to the benefit of the respective successors and assigns of the Parties whether so expressed or not.

6.4           Notices.  All notices, requests, demands, claims and other communications permitted or required to be given hereunder must be in writing and shall be deemed duly given and received (i) if personally delivered, when so delivered, (ii) if mailed, three (3) Business Days after having been sent by registered or certified mail, return receipt requested, postage prepaid and addressed to the intended recipient as set forth below, (iii) if sent by electronic facsimile, once transmitted to the fax number specified below and once the appropriate facsimile confirmation is received, provided that a copy of such notice, request, demand, claim or other communication is promptly thereafter sent in accordance with the provisions of clause (i) or (ii) hereof, or (iv) if sent through an overnight delivery service in circumstances to which such service guarantees next day delivery, the day following being so sent:

(a)          If to Investors (or any of them), addressed to them at the address set forth on the signature pages hereto.

(b)          If to the Company:

Beamz Interactive, Inc.

15354 N. 83rd Way, Suite 102

Scottsdale, Arizona 85260

Attn: Chief Executive Officer

Any Party may give any notice, request, demand, claim or other communication hereunder using any other written means (including ordinary mail or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the individual for whom it is intended.  Any Party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered to it by giving each other Party notice in the manner herein set forth.

8

6.5           Governing Law.  THIS AGREEMENT, THE ENTIRE RELATIONSHIP OF THE PARTIES HERETO, AND ANY LITIGATION BETWEEN THE PARTIES (WHETHER GROUNDED IN CONTRACT, TORT, STATUTE, LAW OR EQUITY) SHALL BE INTERPRETED, CONSTRUED, AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ARIZONA, WITHOUT REGARD TO ITS CHOICE OF LAW PRINCIPLES.

6.6           Venue for Disputes.  THE COURTS OF ARIZONA, FEDERAL OR STATE, SHALL HAVE EXCLUSIVE JURISDICTION OF ALL LEGAL ACTIONS ARISING OUT OF THIS AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS.  BY EXECUTING THIS AGREEMENT, EACH PARTY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE FEDERAL AND STATE COURTS OF ARIZONA. EACH PARTY, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF ITS CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR ALL OF THE PARTIES’ MUTUAL BENEFIT, WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION REGARDING THE PERFORMANCE OR ENFORCEMENT OF, OR IN ANY WAY RELATED TO, THIS AGREEMENT OR THE OBLIGATIONS, AND EACH SUCH PARTY HEREBY AGREES THAT ANY SUCH TRIAL OR OTHER PROCEEDING SHALL BE TRIED BEFORE A JUDGE AND NOT BEFORE A JURY.

6.7           Waiver; Remedies Cumulative.  The rights and remedies of the Parties hereunder are cumulative and not alternative.  Neither any failure nor any delay by any Party in exercising any right, power or privilege under this Agreement shall operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege shall preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege.  To the maximum extent permitted by applicable law, (i) no claim or right arising out of this Agreement can be discharged by one Party, in whole or in part, by a waiver or renunciation of the claim or right unless made in writing and signed by each other Party; (ii) no waiver that may be given by a Party shall be applicable except in the specific instance for which it is given; and (iii) no notice to or demand on one Party shall be deemed to be a waiver of any obligation of that Party or of the right of the Party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

6.8           Severability.  If any provision of this Agreement, or the application of any such provision to any person, entity or circumstance, is held to be unenforceable or invalid by any court of competent jurisdiction or under any applicable law, the validity and enforceability of the remaining provisions of this Agreement shall not be affected thereby.  Without limiting the foregoing, the covenants and obligations contained in this Agreement shall be construed as separate covenants and obligations, covering their respective subject matters.  Each breach of a covenant or obligation set forth in this Agreement shall give rise to a separate and independent cause of action.

6.9           Entire Agreement; Modification.  This Agreement and the other Transaction Documents collectively constitute the entire and final agreement among the Parties with respect to the subject matter hereof, and supersede and replace all prior agreements, understandings, commitments, communications and representations made between the Parties, whether written or oral, with respect to the subject matter hereof.  This Agreement may not be amended, supplemented, or otherwise modified except by a written agreement executed by the Company and Investors owning a majority of the then outstanding principal amount of the Notes.

9

6.10         No Assignment; Successors and Assigns; No Third-Party Rights.  No Party may assign any or all of his/its rights under this Agreement to any Person without the prior written consent of the other Parties.  Any attempted assignment or assumption without such written consent shall be null and void and without legal effect.  Subject to the foregoing, this Agreement shall apply to, be binding in all respects upon and inure to the benefit of the heirs, executors, personal representatives, successors and assigns of the Parties.  Nothing expressed or referred to in this Agreement shall be construed to give any Person other than the Parties any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement.

6.11         Execution of Agreement.  This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original copy and all of which, when taken together, shall be deemed to constitute one and the same agreement.  The exchange of copies of this Agreement and of signature pages by facsimile transmission shall constitute effective execution and delivery of this Agreement as to the Parties and may be used in lieu of the original Agreement for all purposes.  Signatures of the Parties transmitted by facsimile shall be deemed to be their original signatures for all purposes.

10

IN WITNESS WHEREOF, the Parties have executed this Agreement on the date first written above.

BEAMZ INTERACTIVE, INC.

By:	/s/ Charles R Mollo
Charles R. Mollo,
Chief Executive Officer

INVESTORS:

[See attached signature pages]

11

SIGNATURE PAGE OF INVESTOR TO

BRIDGE LOAN AGREEMENT

Reference is hereby made to that certain Bridge Loan Agreement, dated as of January 3, 2012 (the “Agreement”), by and among Beamz Interactive, Inc., a Delaware corporation (the “Company”), and certain persons and entities who are executing the Agreement as Investors.  Each capitalized term used herein but not expressly defined shall have the meaning given to such term in the Agreement.

The undersigned accepts, joins in and agrees to be bound by, and subject to, the Agreement as an “Investor”.  The undersigned authorizes the Company to attach to the Agreement a copy of this Signature Page to Agreement to evidence the foregoing agreement of the undersigned.

Executed as of January 3, 2012.

If undersigned is an entity:

(Print Name of Entity)

By:
Printed:
Title:

Address:

If undersigned is an individual:

By:
Printed:

Address:

EXHIBIT A

Definitions

“Affiliate” of any Person means a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with the first mentioned Person.  A Person shall be deemed to control another Person if such first Person possesses directly or indirectly the power to direct, or cause the direction of, the management and policies of the second Person, whether through the ownership of voting securities, by contract or otherwise.

“Board of Directors” means the Board of Directors of the Company.

“Business Day” means a day that is not a Saturday or a Sunday or any other day on which banks in Phoenix, Arizona are required or permitted by applicable law to close.

“Certificate” means that certain Fourth Amended and Restated Certificate of Incorporation of the Company.

“Governmental Authority” means any nation or government, any state, county, municipality or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any government authority, agency, department, board, commission or instrumentality of the United States, any State of the United States or any political subdivision thereof, any court, tribunal or arbitrator(s) of competent jurisdiction, any self-regulatory organization or any Indian tribal authority.

“Permanent Financing” means an equity investment in the Company of $2,000,000 or more consummated after the date of this Agreement.

“Person” means any individual, corporation, limited liability company, partnership (general or limited), syndicate, joint venture, society, association, trust, unincorporated organization or Governmental Authority, or any trustee, executor, administrator or other legal representative thereof.

“Securities” shall mean collectively the Notes and the Warrants.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Transaction Documents” means, collectively, this Agreement, the Notes, the Warrants and all other instruments, documents, or agreements executed and/or delivered in connection with the transactions contemplated herein.

A-1

EXHIBIT B

Investors & Loan Amounts

Investor	date	amount($)

TM 07 Investments, LLC		$50,000

new vistas investments corporation		$50,000

B-1

EXHIBIT C

Form of Bridge Promissory Note

[See attached document]

C-1

EXHIBIT D

Form of Warrant

[See attached document]

D-1